                                                                    EXHIBIT 23.6

The Board of Directors
Rainbow Media Holdings, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus and the Registration Statement of Fox/Liberty Networks, LLC and FLN Finance Inc. on Form S-4.

                                          /s/ KPMG Peat Marwick LLP

                                              KPMG Peat Marwick LLP

Jericho, New York
October 23, 1997